Exhibit 99.1

SEACHANGE INTERNATIONAL, INC.

2021 COMPENSATION AND INCENTIVE PLAN

1. Purpose and Eligibility.

The purpose of this 2021 Compensation and Incentive Plan (the “Plan”) of SeaChange International, Inc. is to provide equity ownership and compensation opportunities in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 12.

2. Administration.

a. Administration by Committee of Independent Members of the Board of Directors. The Plan will be administered by a committee (the “Committee”) composed solely of members of the Board of Directors of the Company that are “independent”, as defined pursuant to applicable rules and regulations; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

b. Delegation to Executive Officers. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number and type of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate employees of the Company or of any of its Subsidiaries to be recipients of Awards created by the Company and (ii) determine the number, type and terms of such Awards to be received by such employees; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number and type of Awards such officer or officers may so award. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards and the Committee may not authorize an officer to grant Awards to other executive officers of the Company.

3. Stock Available for Awards.

a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued pursuant to the Plan shall be (i) 2,500,000 shares of Common Stock, plus (ii) the number of shares of Common Stock that would have become available for issuance under the Company’s Second Amended and Restated 2011 Compensation and Incentive Plan (the “2011 Plan”) following the adoption of this Plan due to the expiration, termination, surrender or forfeiture of an award under the 2011 Plan. If any Award granted pursuant to this Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Notwithstanding the foregoing, in no event shall the following shares of Common Stock be added to the foregoing plan limit: (i) shares of Common Stock tendered in payment of an Option, whether granted pursuant to this Plan for the 2011 Plan; (ii) shares of Common Stock withheld by the Company by the Company to satisfy any tax withholding obligation, whether pursuant to this Plan or the 2011 Plan; or (iii) shares of Common Stock that are repurchased by the Company with proceeds of Options, whether granted pursuant to this Plan or the 2011 Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-

up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 10(e)(i) applies for any event, this Section 3(c) shall not be applicable.

c. Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

4. Stock Options.

a. General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, Performance Goals (as defined in Section 9(b)), repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.” Subject to adjustment under Section 3(c), no more than 9,300,000 shares shall be available for issuance as Incentive Stock Options under the Plan.

c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant) or such other limit as may be imposed by Section 422 of the Code or other applicable regulation. To the extent that any such Incentive Stock Options exceed the $100,000 limitation or such other limitation, such Options shall be Nonstatutory Stock Options.

d. Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement, provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

e. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, that no Option shall be exercisable for a period of time greater than ten (10) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such option. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

f. Vesting of Options. At the time of the grant of an Option, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Options. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

g. Exercise of Option. Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or by notification of the Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(h) for the number of shares for which the Option is exercised.

h. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)	in United States dollars in cash or by check or by fund transfer from the Option holder’s account maintained with the Third Party Commercial Provider;

(ii)	at the discretion of the Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option;

(iii)

at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the Third Party Commercial Provider to pay that amount to the Company, which sale shall be at the Participant’s direction at the time of exercise;

(iv)	at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Incentive Stock Option in question.

i. Notice to Company of Disqualifying Disposition. By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of Incentive Stock Options granted under the Plan. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

j. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

k. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

5. Restricted Stock.

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “Restricted Stock Award”).

b. Terms and Conditions. A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive dividends and vote such shares. Subject to Section 5(c) hereof, the Committee shall determine all other terms and conditions of any such Restricted Stock Award, including without limitation whether the shares of Common Stock underlying a Restricted Stock Award are represented by a stock certificate or are registered in electronic or book entry form without the issuance of a stock certificate. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c. Vesting of Restricted Stock. At the time of the grant of a Restricted Stock Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Award; provided, that all Restricted Stock Awards (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)), shall have a minimum vesting period of no less than one (1) year for Restricted Stock Awards. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

6. Restricted Stock Unit.

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

b. Terms and Conditions. Subject to Section 6(c) hereof, the Committee shall determine the terms and conditions of any such Restricted Stock Unit. A Participant may not vote the shares represented by a Restricted Stock Unit and does not give the Participant a right to receive any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Common Stock subject to a Restricted Stock Unit Award.

c. Vesting of Restricted Stock Unit. At the time of the grant of a Restricted Stock Unit Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Unit Award. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

7. Other Stock-Based Awards.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions and/or Performance Goals, the grant of securities convertible into Common Stock and the grant of stock units. The Committee shall determine the terms and conditions of any such Awards.

8. Cash Awards.

a. Grants. The Committee may grant cash awards (each, a “Cash Award”), either alone, in addition to, or in tandem with other Awards granted under the Plan.

b. Terms and Conditions. The Committee shall determine the terms and conditions of any such Cash Award. From time to time, the Committee shall establish administrative rules and procedures governing the administration of Cash Awards; provided, no Participant may be granted a Cash Award hereunder that would result in a payment of more than $2 million during any one fiscal year of the Company.

9. Performance-Based Awards.

a. General. Subject to the terms of the Plan, the Committee shall have the authority to establish and administer performance-based grant, exercise, and/or vesting conditions and Performance Goals (as defined in Section 9(b) below) with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as determined by the Committee, before the Participant receives or retains an Award or before the Award becomes exercisable or nonforfeitable, as the case may be. Prior to the occurrence of an Acquisition, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-situated Participants to reduce (but not increase) any Award otherwise payable under this Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an Award to an amount consistent with the purposes of the Plan and the intended economic benefits of participation in the Plan.

b. Performance Goals. Performance goals (the “Performance Goals”) will be based on such objectives as the Committee determines appropriate, including without limitation, on the basis of the performance of the Company and its Subsidiaries on a group-wide basis or on the basis of Subsidiary, business platform, or operating unit results or on the basis of satisfaction of performance objectives with respect to one or more Participants.

Each Performance Goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Committee shall determine the period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan (the “Performance Period”). Performance Periods may be of varying and overlapping durations, but each such period shall not be less than 12 months.

The Committee may specify in an Award that Performance Goals shall be adjusted to include or exclude the effect of special one-time or extraordinary gains or losses and other one-time or extraordinary events, including without limitation changes in accounting principles, extraordinary, unusual, or nonrecurring items (such as material litigation, judgments and settlements), currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.

10. General Provisions Applicable to Awards.

a. Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award granted under the Plan, with the exception of Cash Awards, shall be evidenced by a written Award agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

c. Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d. Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

e. Acquisition of the Company.

(i) Consequences of an Acquisition. If the Company is to be consolidated with or acquired by another entity in a merger, tender offer or other reorganization or transaction in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Committee”), shall, as to outstanding Awards, either (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Committee deems appropriate, the Fair Market Value of which shall not exceed the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition and in each case subject to applicable tax withholding; (ii) upon written notice to the Participants, provide that all Awards must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; (iii) terminate all Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Awards (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof, if any, subject to applicable tax withholding; (iv) if applicable, in the event the exercise price of an Award exceeds the Fair Market Value of the shares subject to such Award, terminate such Award without any consideration; or (v) in the case of Awards that may be settled in whole or in part in cash, provide for equitable treatment of such Awards.

(ii) Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of vesting or realization, modifying the exercise price, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that, except as otherwise provided in Section 10(e)(i) or in the last sentence of this Section 10(g), the Participant’s consent to such action shall be required unless the Committee determines in its sole discretion that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, other than as provided for in Section 3(c), without prior approval by the Company’s stockholders (a) no Option or other stock-based Award that is not a Full Value Award may be amended to reduce the price at which it is exercisable; (b) no Option or other stock-based Award that is not a Full Value Award may be canceled in exchange for an Option or other stock-based Award that is not a Full Value Award with an exercise price that is less than the exercise price of the original Option or stock-based Award that is not a Full Value Award; (c) no

Option or stock-based Full Value Award with an exercise price above the then current Fair Market Value may be canceled in exchange for cash or other securities; and (d) no Option or stock-based Award that is not a Full Value Award may be amended to extend the period of time for which such previously-issued Award shall be exercisable beyond the expiration date of such Award.

h. Forfeiture. Notwithstanding any provision herein to the contrary, Awards and shares of Common Stock (and proceeds therefrom) obtained pursuant to or on exercise of such Awards hereunder are subject to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy.

i. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of the Plan and any applicable laws, rules or regulations, and (iv) the Participant has paid to the Company, or made provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the Award.

j. Acceleration. The Committee may at any time subsequent to the grant of an Award provide that any Options shall become immediately exercisable in full or in part, that Awards that may be settled in whole or in part in cash may become exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 10(e)(i), the Committee may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

k. Exception to Minimum Vesting Periods. The Committee may grant up to ten percent (10%) of the maximum aggregate shares of Common Stock authorized for issuance hereunder in the form of Restricted Stock based on Common Stock that do not comply with the minimum vesting periods set forth in Section 5(c).

l. Compliance with Code Section 409A. It is the intention of the Company that this Plan and each Award comply with and be interpreted in accordance with Section 409A of the Code, the United States Department of Treasury regulations, and other guidance issued thereunder, including any applicable exemptions (collectively, “Section 409A”). Each payment in any series of payments provided to a Participant pursuant to this Plan or an Award will be deemed a separate payment for purposes of Section 409A. If any amount payable under this Plan or an Award is determined by the Company to constitute nonqualified deferred compensation for purposes of Section 409A (after taking into account applicable exemptions) and such amount is payable upon a termination of employment, then such amount shall not be paid unless and until the Participant’s termination of employment also constitutes a “separation from service” from the Company for purposes of Section 409A. In the event that the Participant is determined by the Company to be a “specified employee” for purposes of Section 409A at the time of his separation from service with the Company, then any nonqualified deferred compensation (after giving effect to any exemptions available under Section 409A) otherwise payable to the Participant as a result of the Participant’s separation from service during the first six (6) months following his separation from service shall be delayed and paid in a lump sum upon the earlier of (x) the Participant’s date of death, or (y) the first day of the seventh month following the Participant’s separation from service, and the balance of the installments (if any) will be payable in accordance with their original schedule.

11. Foreign Jurisdictions.

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

12. Miscellaneous.

a. Definitions.

(i) “Company” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of SeaChange International, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of SeaChange International, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall also include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status; provided, however, that for purposes of Section 4(b) such person must be an employee of the Company as defined under Section 422 of the Code.

(iv) “Fair Market Value” of the Company’s Common Stock on any date means (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange; or (iii) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length); provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be conclusive as to the Fair Market Value of the Common Stock.

(v) “Full Value Awards” means Restricted Stock, Restricted Stock Units and Awards other than (a) Options or (b) Cash Awards or (c) other stock-based Awards for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

e. Amendment of Plan. The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c), materially increase either the number of shares of Common Stock available under the Plan, or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand the class of persons eligible to receive Awards or otherwise participate in the Plan; (iii) amend Section 10(g); (iv) amend Section 10(k); (v) subject to Sections 10(e) and 10(j), amend the minimum vesting provisions of Awards contained in Sections 4(f), 5(c), 6(c) or 7 of the Plan; or (vi) require stockholder approval pursuant to the requirements of NASDAQ or any exchange on which the Company is then listed or applicable law.

f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

Adopted by the Board of Directors on May 14, 2021

Approved by the stockholders on July 8, 2021

SEACHANGE INTERNATIONAL, INC.

DEFERRED STOCK UNIT AWARD GRANT NOTICE

DIRECTOR’S FYXX-FYXX ANNUAL DSU AWARD

SeaChange International, Inc., a company organized under the laws of Delaware (together with any successor thereto, the “Company”), pursuant to the SeaChange International, Inc. Second Amended and Restated 2011 Compensation and Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Holder”), an award of deferred stock units (“Deferred Stock Units” or “DSUs”). Each Deferred Stock Unit represents the right to receive one common share of the Company (such shares, “Common Stock”) on the date of termination of Holder’s services with the Board (provided such termination occurs on or after the earlier of (i) <date>, (ii) the date of the Company’s <date> Annual Meeting or (iii) immediately prior to a Change in Control, as defined in section 1.3 of the Deferred Stock Unit Award Agreement) that constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder (such termination, “Termination of Directorship”). This award of Deferred Stock Units is subject to all of the terms and conditions set forth herein and in the Deferred Stock Unit Award Agreement attached hereto as Exhibit A (the “Deferred Stock Unit Award Agreement”) and the Plan, each of which is incorporated herein by reference.

Holder:	<name>

Grant Date:	<date>

Total Number of DSUs:	<#>

Vesting Schedule:	<TBD>

Distribution Schedule:	Each DSU shall entitle Holder to one share of Common Stock on the date of Termination of Directorship, provided such DSUs have vested prior to or on the date of Termination of Directorship.

By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Deferred Stock Unit Award Agreement and this Grant Notice. Holder has reviewed the Plan, the Deferred Stock Unit Award Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Deferred Stock Unit Award Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator (as defined in the Plan) upon any questions arising under this Grant Notice, the Deferred Stock Unit Award Agreement or the Plan.

SEACHANGE INTERNATIONAL, INC.	HOLDER

By:	By:
Michael D. Prinn
Chief Financial Officer, Senior Vice President and Treasurer

EXHIBIT A

SEACHANGE INTERNATIONAL, INC. DEFERRED STOCK UNIT AWARD AGREEMENT

Pursuant to the Deferred Stock Unit Award Grant Notice (the “Grant Notice”) to which this Deferred Stock Unit Award Agreement (this “Agreement”) is attached, SeaChange International, Inc., a company organized under the laws of Delaware (together with any successors thereto, the “Company”), has granted to Holder an award of deferred stock units (“Deferred Stock Units” or “DSUs”) under the SeaChange International, Inc. 2021 Compensation and Incentive Plan (the “Plan”).

ARTICLE 1.

CERTAIN DEFINED TERMS

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or the Plan. As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment as provided in Section 3(c) of the Plan) solely for purposes of the Plan and this Agreement. The Deferred Stock Units shall be used solely as a device for the determination of the payment to eventually be made to Holder pursuant to Section 2.3 hereof. The Deferred Stock Units shall not be treated as property or as a trust fund of any kind.

1.2 Incorporation of the Terms of the Plan. The DSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any conflict between the provisions of this Agreement and the Plan, the terms of the Plan shall control.

1.3 Change in Control. “Change in Control” shall mean the first to occur, after the date hereof, of any of the following:

(a) the members of the Board at the beginning of any consecutive 12-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 12-calendar-month period, shall be deemed to be an Incumbent Director;

(b) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, shares of Stock representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent company, if any);

(c) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(d) Any corporation or other legal person, pursuant to a tender offer, exchange offer, purchase of stock(whether in a market transaction or otherwise) or other transaction or event acquires securities representing 40% or more of the combined voting power of the voting securities of the Company, or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the U.S. Securities Exchange Act, disclosing that any “person” (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act) has become the “beneficial owner”) (as such term is used in Rule 13d-3 under the Securities Exchange Act) of securities representing 40% or more of the combined voting power of the voting securities of the Company.

Notwithstanding the forgoing, none of the forgoing event(s) shall constitute a Change in Control unless such event(s) constitute a “change in ownership or effective control” or a change “in the ownership of a substantial portion of the assets,” in each case within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1086, as amended, and any regulations and other guidance in effect from time-to-time thereunder including, without limitation, Notice 2005-1.

ARTICLE 2.

GRANT OF DEFERRED STOCK UNITS

2.1 Grant of DSUs. In consideration of Holder’s past and/or continued service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Holder an award of DSUs as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Section 3(c) of the Plan.

2.2 Vesting. Except as set forth in Section 3.2 herein, the DSUs will remain restricted and may not be sold, assigned, exchanged, pledged or otherwise transferred by the Holder. The DSUs will vest as provided on the cover page hereto. Upon Termination of Directorship, no further DSUs shall vest, and any portion of the DSU that has not become vested on or prior to the date of such cessation shall thereupon be forfeited.

2.3 Delivery upon Termination of Directorship. As soon as administratively practicable following the Termination of Directorship, with the exact date determined at the sole discretion of the Company, but in no event later than ninety (90) days after the date of such termination (or, if earlier, March 15 of the calendar year following the year in which the Termination of Directorship occurs), the Company shall deliver to Holder (or any transferee permitted under Section 3.2 hereof or Section 10(a) of the Plan) a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of vested Deferred Stock Units subject to this award in which the Holder is vested as of such date. Notwithstanding the foregoing, in the event shares of Common Stock cannot be issued as required pursuant to the first sentence of this Section 2.3, then the shares of Common Stock shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that shares of Common Stock can again be issued, so long as such issuance continues to comply with the provisions of (or be exempt from) Section 409A of the Code and the regulations promulgated thereunder. Prior to actual payment pursuant to the DSUs, such DSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.4 Dividend Equivalents. Whenever cash dividends are paid on the Common Stock, additional DSUs shall be granted to Holder. The number of such additional DSUs shall be calculated by dividing (a) the dividends that would have been paid to Holder if the DSUs held by Holder on the relevant dividend record date had been Common Shares, by (b) the closing price of the Common Stock on NASDAQ or such other stock exchange where the majority of the trading volume and value of the Common Stock occurs on the date of payment of such dividend. If on such date of payment there is not a closing price of the Common Stock on any such exchange, then the opening price of the Common Stock on NASDAQ or such other stock exchange where the majority of the trading volume and value of the Common Stock occurs on the first available date thereafter shall be used for purposes of (b) above.

2.5 Rights as Stockholder. Holder (or any transferee permitted under Section 3.2 hereof or Section 10(a) of the Plan) shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the DSUs and any shares of Common Stock underlying the DSUs and deliverable hereunder unless and until such shares of Common Stock shall have been issued by the Company and held of record by Holder (or any transferee permitted under Section 3.2 hereof or Section 10(a) of the Plan) (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 3(c) of the Plan.

ARTICLE 3.

OTHER PROVISIONS

3.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent herewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Holder, the Company and all other interested persons. No member of the Committee or the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the DSUs.

3.2 Transferability. Except as set forth in Section 10(a) of the Plan, the DSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the shares of Common Stock underlying the DSUs have been issued, and all restrictions applicable to such shares of Common Stock have lapsed. Neither the DSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.3 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Holder shall be addressed to Holder at Holder’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.3, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.5 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws of any jurisdiction.

3.6 Conformity to Securities Laws. Holder acknowledges that the Plan and this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the DSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7 Amendment. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the DSUs without the prior written consent of Holder.

3.8 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof and Section 10(a) of the Plan, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

3.9 Exchange Act Limitations. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the DSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.10 Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.

3.11 Section 409A.

(a) The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to Holder under Section 409A, the Company reserves the right (without any obligation to do so or to indemnify Holder for failure to do so) to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (ii) take such other actions as the Company determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Holder or any other individual to the Company or any of its affiliates, employees or agents. Holder shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Holder or for Holder’s account in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold you harmless from any or all such taxes or penalties.

(b) Notwithstanding any provision to the contrary in this Agreement, if Holder is deemed at the time of his “separation from service” (within the meaning of Section 409A) to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then, unless the Board determines otherwise, delivery of the shares of Common Stock pursuant to this Agreement shall automatically be deferred until the earlier of (i) six months after Holder has ceased to be an employee of the Company or has otherwise separated from service with the Company or (ii) the date of Holder’s death. Such deferral shall not affect the number of shares to be delivered.

3.12 Limitation on Holder’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Holder shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the DSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to DSUs, as and when payable hereunder.

3.13 Withholdings. It is hereby understood and agreed by the Company and Holder that Holder shall be solely responsible for complying with all applicable laws, rules and regulations concerning taxes, social security contributions, pension fund contributions, unemployment contributions and similar matters in connection with any payments or benefits under this Agreement; provided that, if at any time the Company is required by applicable law to withhold any income or other taxes, then the Company shall be entitled to require payment by Holder of, or to deduct from any compensation paid to Holder, an amount equal to the minimum statutory amount required by applicable law to be withheld with respect to the grant of DSUs or the issuance of shares of Common Stock (with such payment to be made in such form as shall be determined by the Company, consistent with Section 10(f) of the Plan).

3.14 Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

3.15 Headings and Construction. Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “but not limited to”. The term “or” is not exclusive.

SEACHANGE INTERNATIONAL, INC.

Director Restricted Stock Unit Agreement

SeaChange International, Inc., a Delaware corporation (the “Company”), hereby grants as of the award date below (“Award Date”) to the person named below (the “Recipient”), and the Recipient hereby accepts, an award (“Award”) of Restricted Stock Units (“RSU”) that will vest as described in the Vesting Schedule, such Award to be subject to the terms and conditions specified in the attached Exhibit A.

Recipient Name:	<name>

Award Date:	<date>

Number of RSUs:	<#>

Vesting Schedule:	<TBD>

By signing this Agreement, the Recipient acknowledges receipt of a copy of this Agreement and a copy of the Plan (as defined below) and the Prospectus related thereto.

This Agreement will be effective only upon execution by the Recipient and delivery of such signed Agreement to the Company.

IN WITNESS WHEREOF, the Company and the Recipient have caused this instrument to be executed as of the Award Date set forth above.

SEACHANGE INTERNATIONAL, INC.

(Recipient Signature)
By:
	Name:	Michael D. Prinn
	Title:	Chief Financial Officer, Senior Vice President & Treasurer

Exhibit A

Director Restricted Stock Unit Agreement

Terms and Conditions

1. Award. The Recipient is hereby granted an Award of RSUs, effective as of the date set forth on the cover page attached hereto (the “Award Date”), subject to the terms and condition set forth herein (collectively with the cover page, the “Agreement”), and subject to and governed by the Company’s 2021 Equity Compensation and Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. Each RSU represents the right to receive one share of the Company’s Common Stock upon the satisfaction of terms and conditions set forth in this Agreement and the Plan.

2. Vesting. Except as set forth in Section 5 herein, the RSUs will remain restricted and may not be sold, assigned, exchanged, pledged or otherwise transferred by the Recipient. The RSUs will vest as provided on the cover page hereto. Each date on which a portion of the Award vests shall be referred to herein as a “Vesting Date.”

3. Distribution of the Award; Taxes; Dividend Equivalents. As soon as reasonably practicable following each Vesting Date (and in any event no later than March 15 of the calendar year following the year in which the Vesting Date occurs), the Company will release the portion of the Award that has become vested as of such Vesting Date in the form of shares of the Company’s Common Stock. The Company shall provide the Recipient with at least seven (7) days written notice prior to the Vesting Date; such notice to specify the amount that the Recipient is required to pay to satisfy any applicable withholding Taxes (as hereinafter defined), if any. The Recipient may deposit with the Company an amount of cash equal to the amount determined by the Company, utilizing a tax rate determined by the Company in its reasonable discretion, to be required with respect to any withholding taxes, FICA contributions, or the like under any national, federal, state, local or other statute, ordinance, rule, or regulation in connection with the award or settlement of the restricted stock units (the “Taxes”). Alternatively, if the Company does not receive such amount from the Recipient at least two (2) days prior to the Vesting Date, and the Company determines that such Taxes must be withheld, the Company will withhold a number of shares (rounded up to the nearest whole share) of the Company’s Common Stock with a market value determined as of the close of business on the business day immediately preceding the Vesting Date) equal to the amount of such Taxes associated with the vesting or settlement of the Award; provided, however, that the Company shall not be liable for determining the exact number of shares.

The Recipient shall have the right to receive dividend equivalent payments with respect to the Common Stock subject to the Award as provided in this paragraph. Upon each Vesting Date, Recipient shall be entitled to receive a dividend equivalent payment in respect of the shares of Common Stock covered by the Award that are not vested on the record date for each dividend payment, if any, made by the Company on its Common Stock for which the record date occurred (i) on or after the Award Date or the immediately preceding Vesting Date, as the case may be, and (ii) prior to the applicable Vesting Date, in an amount in cash equal to the amount of any dividend which otherwise would have been paid to the Recipient if such unvested shares had been issued for the benefit of the Recipient on the record dates for such dividend payments, subject to any applicable withholding for Taxes. Such dividend equivalent payments may be settled by the Company subject to such other conditions or terms that the Committee may establish. Except for dividend equivalent payments, the Recipient shall have no rights as a stockholder, including voting rights, with respect to the RSUs.

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4. Termination of Relationship with the Company. If the Recipient ceases to be employed by the Company or a Subsidiary, or to be a Director of the Company, for any reason, any portion of the Award that has not become vested on or prior to the date of such cessation shall thereupon be forfeited.

5. Award Not Transferable. The Award will not be assignable or transferable by the Recipient, except by will or the laws of descent and distribution.

6. Transferability of Award Shares. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the shares of Common Stock represented by the RSUs will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. The Company reserves the right to place restrictions required by law on any shares of the Company’s Common Stock received by the Recipient pursuant to the Award.

7. Conformity with the Plan. The Award is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. To the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed to be amended so as to carry out the purpose and intent of the Plan. By the Recipient’s acceptance of this Agreement, the Recipient agrees to be bound by all of the terms of this Agreement and the Plan. Notwithstanding any other provision of this Section 7, in the event that the provisions of this Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”), the provisions of this Agreement shall comply with, and shall be interpreted in a manner consistent with, Section 409A.

8. No Rights to Continued Employment. Nothing in this Agreement confers any right on the Recipient to continue as an employee or Director of the Company or a Subsidiary or affects in any way the right of any of the Company or a Subsidiary to terminate any such relationship of the Recipient.

9. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Recipient, to the address set forth above or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement, together with the Plan, constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. The Company may amend, suspend or terminate the Plan, this Agreement and the Award granted hereunder at any time; provided, however, that no such amendment, suspension or termination may materially impair any Award without the Recipient’s written consent.

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(c) Fractional Shares. If the shares under this Award become issuable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down to the nearest whole share.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. Except as provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 5 hereof.

(f) Governing Law. Participants and the Company agree to resolve issues that may arise out of or relate to the Plan or the same subject matter by binding arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association. The Plan and Award granted hereunder, including the Agreement, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(g) Data Protection Waiver. The Recipient understands and consent to the Company or its agents or independent contractors appointed to administer the Plan obtaining certain of the Recipient’s personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of the Recipient’s employment and/or residence.

(h) Change in Control. “Change in Control” shall mean the first to occur, after the date hereof, of any of the following:

(i) the members of the Board at the beginning of any consecutive 12-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 12-calendar-month period, shall be deemed to be an Incumbent Director;

(ii) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, shares of Stock representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent company, if any);

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(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) Any corporation or other legal person, pursuant to a tender offer, exchange offer, purchase of stock(whether in a market transaction or otherwise) or other transaction or event acquires securities representing 40% or more of the combined voting power of the voting securities of the Company, or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the U.S. Securities Exchange Act, disclosing that any “person” (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act) has become the “beneficial owner”) (as such term is used in Rule 13d-3 under the Securities Exchange Act) of securities representing 40% or more of the combined voting power of the voting securities of the Company.

Notwithstanding the forgoing, none of the forgoing event(s) shall constitute a Change in Control unless such event(s) constitute a “change in ownership or effective control” or a change “in the ownership of a substantial portion of the assets,” in each case within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1086, as amended, and any regulations and other guidance in effect from time-to-time thereunder including, without limitation, Notice 2005-1.

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SEACHANGE INTERNATIONAL, INC.

Employee Restricted Stock Unit Agreement

SeaChange International, Inc., a Delaware corporation (the “Company”), hereby grants as of the award date below (“Award Date”) to the person named below (the “Recipient”), and the Recipient hereby accepts, an award (“Award”) of Restricted Stock Units (“RSU”) that will vest as described in the Vesting Schedule, such Award to be subject to the terms and conditions specified in the attached Exhibit A.

Recipient Name:	<name>

Award Date:	<date>

Number of RSUs:	<#>

Vesting Schedule:	<TBD>

By signing this Agreement, the Recipient acknowledges receipt of a copy of this Agreement and a copy of the Plan (as defined below) and the Prospectus related thereto.

This Agreement will be effective only upon execution by the Recipient and delivery of such signed Agreement to the Company.

IN WITNESS WHEREOF, the Company and the Recipient have caused this instrument to be executed as of the Award Date set forth above.

SEACHANGE INTERNATIONAL, INC.

(Recipient Signature)

(Street Address)	By:
	Name:	Michael Prinn
	Title:	Senior Vice President, Chief Financial Officer & Treasurer
(City/State/Zip Code)

Exhibit A

Employee Restricted Stock Unit Agreement

Terms and Conditions

1. Award. The Recipient is hereby granted an Award of RSUs, effective as of the date set forth on the cover page attached hereto (the “Award Date”), subject to the terms and condition set forth herein (collectively with the cover page, the “Agreement”), and subject to and governed by the Company’s 2021 Equity Compensation and Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. Each RSU represents the right to receive one share of the Company’s Common Stock upon the satisfaction of terms and conditions set forth in this Agreement and the Plan.

2. Vesting. Except as set forth in Section 5 herein, the RSUs will remain restricted and may not be sold, assigned, exchanged, pledged or otherwise transferred by the Recipient. The RSUs will vest as provided on the cover page hereto. Each date on which a portion of the Award vests shall be referred to herein as a “Vesting Date.”

3. Distribution of the Award; Tax Election; Dividend Equivalents. As soon as reasonably practicable following each Vesting Date (and in any event no later than March 15 of the calendar year following the year in which the Vesting Date occurs), the Company will release the portion of the Award that has become vested as of such Vesting Date in the form of shares of the Company’s Common Stock. Recipient’s tax obligations for the vesting of these shares shall be satisfied by an Automatic Sell-To-Cover (STC) by Broker (as described in subsection (b) below) unless Recipient notifies the Company’s stock administrator in writing, prior to the vesting of these shares, that Recipient would prefer to pay the Company directly (as described in subsection (a) below).

(a)

Payment by Recipient to Company. The Company shall provide the Recipient with at least seven (7) days written notice prior to the Vesting Date; such notice to specify the amount that the Recipient is required to pay to satisfy any applicable withholding Taxes (as hereinafter defined). The Recipient may deposit with the Company an amount of cash equal to the amount determined by the Company, utilizing a tax rate determined by the Company in its reasonable discretion, to be required with respect to any withholding taxes, FICA contributions, or the like under any national, federal, state, local or other statute, ordinance, rule, or regulation in connection with the award or settlement of the restricted stock units (the “Taxes”). Alternatively, if the Company does not receive such amount from the Recipient at least two (2) days prior to the Vesting Date, the Company will withhold a number of shares (rounded up to the nearest whole share) of the Company’s Common Stock with a market value determined as of the close of business on the business day immediately preceding the Vesting Date) equal to the amount of such Taxes associated with the vesting or settlement of the Award; provided, however, that the Company shall not be liable for determining the exact number of shares.

(b)

Automatic Sell-To-Cover (STC) by Broker. Upon the vesting of such RSUs, the Company will provide irrevocable instructions to a broker on behalf of the Recipient to sell a number of shares equal in value to reasonably satisfy any applicable withholding taxes, FICA contributions, or the like under any national, federal, state, local or other statute, ordinance, rule, or regulation in connection with the vesting of the RSUs (the “Taxes”). The proceeds from such sale will be remitted to the Company to pay the Taxes on behalf of the Recipient. By accepting this RSU award, the Recipient is hereby authorizing the Company to provide such instructions regarding the settlement of the RSUs and the payment of the Taxes.

2

The Recipient shall have the right to receive dividend equivalent payments with respect to the Common Stock subject to the Award as provided in this paragraph. Upon each Vesting Date, Recipient shall be entitled to receive a dividend equivalent payment in respect of the shares of Common Stock covered by the Award that are not vested on the record date for each dividend payment, if any, made by the Company on its Common Stock for which the record date occurred (i) on or after the Award Date or the immediately preceding Vesting Date, as the case may be, and (ii) prior to the applicable Vesting Date, in an amount in cash equal to the amount of any dividend which otherwise would have been paid to the Recipient if such unvested shares had been issued for the benefit of the Recipient on the record dates for such dividend payments, subject to any applicable withholding for Taxes. Such dividend equivalent payments may be settled by the Company subject to such other conditions or terms that the Committee may establish. Except for dividend equivalent payments, the Recipient shall have no rights as a stockholder, including voting rights, with respect to the RSUs.

4. Termination of Relationship with the Company. If the Recipient ceases to be employed by the Company or a Subsidiary, or to be a Director of the Company, for any reason, any portion of the Award that has not become vested on or prior to the date of such cessation shall thereupon be forfeited.

5. Award Not Transferable. The Award will not be assignable or transferable by the Recipient, except by will or the laws of descent and distribution.

6. Transferability of Award Shares. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the shares of Common Stock represented by the RSUs will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. The Company reserves the right to place restrictions required by law on any shares of the Company’s Common Stock received by the Recipient pursuant to the Award.

7. Conformity with the Plan. The Award is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. To the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed to be amended so as to carry out the purpose and intent of the Plan. By the Recipient’s acceptance of this Agreement, the Recipient agrees to be bound by all of the terms of this Agreement and the Plan. Notwithstanding any other provision of this Section 7, in the event that the provisions of this Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”), the provisions of this Agreement shall comply with, and shall be interpreted in a manner consistent with, Section 409A.

8. No Rights to Continued Employment. Nothing in this Agreement confers any right on the Recipient to continue as an employee or Director of the Company or a Subsidiary or affects in any way the right of any of the Company or a Subsidiary to terminate any such relationship of the Recipient.

3

9. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Recipient, to the address set forth above or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement, together with the Plan, constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. The Company may amend, suspend or terminate the Plan, this Agreement and the Award granted hereunder at any time; provided, however, that no such amendment, suspension or termination may materially impair any Award without the Recipient’s written consent.

(c) Fractional Shares. If the shares under this Award become issuable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down to the nearest whole share.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. Except as provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 5 hereof.

(f) Governing Law. Participants and the Company agree to resolve issues that may arise out of or relate to the Plan or the same subject matter by binding arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association. The Plan and Award granted hereunder, including the Agreement, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(g) Data Protection Waiver. The Recipient understands and consent to the Company or its agents or independent contractors appointed to administer the Plan obtaining certain of the Recipient’s personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of the Recipient’s employment and/or residence.

4

SEACHANGE INTERNATIONAL, INC.

Incentive Stock Option Agreement

SeaChange International, Inc., a Delaware corporation (the “Company”), hereby grants on <date> (the “Grant Date”) to <name> (the “Employee”), an option to purchase a maximum of <#> shares (the “Option Shares”) of its Common Stock, $.01 par value (“Common Stock”), at the price of $x.xx per share, on the following terms and conditions:

1. Grant Under the 2021 Compensation and Incentive Plan. This option is granted pursuant to and is governed by the Company’s 2021 Compensation and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2. Grant as Incentive Stock Option; Other Options. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any Subsidiary (as defined in the Plan), but a duplicate original of this instrument shall not affect the grant of another option.

3. Vesting of Option if Employment Continues. For the purpose of determining the vesting of the option granted hereunder, the vesting criteria are as indicated below. If the Employee has continued to be employed by the Company or any Subsidiary, the Employee may exercise any option after it has vested pursuant to the terms of this Agreement.

The options shall be eligible to vest as <TBD>.

Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Compensation Committee (the “Committee”) may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and, while the Employee continues to be employed by the Company or any Subsidiary, this option may be exercised on or before the date which is 10 years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Employee ceases to be employed by the Company or any Subsidiary.

4. Termination of Employment.

(a) Termination Other Than for Cause. If the Employee ceases to be employed by the Company or any Subsidiary, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of three months from the Employee’s last day of employment, but in no event later than the scheduled expiration date. In such a case, the Employee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

(b) Termination for Cause. If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Employee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

(c) Definition of Cause. “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company or Subsidiary in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or Subsidiary which results in direct or indirect loss, damage or injury to the Company or Subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Subsidiary; or (vi) the commission of an act which constitutes unfair competition with the Company or Subsidiary or which induces any customer or supplier to breach a contract with the Company or Subsidiary.

5. Death; Disability.

(a) Death. If the Employee dies while in the employ of the Company or any Subsidiary, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee’s estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date.

(b) Disability. If the Employee ceases to be employed by the Company or any Subsidiary by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time within 180 days after such termination, but not later than the scheduled expiration date.

(c) Effect of Termination. At the expiration of the 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 3(d) of the Plan, to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

7. Payment of Price.

(a) Manner of Payment. The option price shall be paid in the following manner:

(i)	by either cash, check or fund transfer from the Employee’s account maintained with a Company-designated third party commercial provider (the “Third Party Commercial Provider”);

(ii)	subject to paragraph 7(b) below, by delivery of shares of the Company’s Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

(iii)

by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

(iv)	by any combination of the foregoing.

(b) Limitations on Payment by Delivery of Common Stock. If the Employee delivers Common Stock held by the Employee (“Old Stock”) to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised (i) by written notice to the Company at its principal executive office, (ii) by written notice to such transfer agent as the Company shall designate or (iii) by notification of the Third Party Commercial Provider in accordance with the procedures approved by the Company and of which the Employee shall have ongoing access by means of accessing the Employee’s account maintained with the Third Party Commercial Provider. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed (either in writing or by electronic transmission) by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, such certificate or certificates shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee’s lifetime only the Employee can exercise this option.

10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

11. No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Subsidiary to continue the Employee in employment.

12. No Rights as Stockholder until Exercise. The Employee shall have no rights as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option in accordance with Section 8. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

13. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

14. Early Disposition. The Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date two years after the date of this Agreement or (b) the date one year after the date the Employee acquired such Option Shares. The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

15. Withholding Taxes. If the Company or any Subsidiary in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company or any Subsidiary may withhold from the Employee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Subsidiary, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or any Subsidiary does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Subsidiary, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

16. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

17. Provision of Documentation to Employee. By signing this Agreement (either in writing or by electronic transmission) the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

18. Miscellaneous.

(a) Notices. Except as explicitly provided for herein or in the Plan, all notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

(b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties, either in writing or by electronic transmission.

(c) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

(e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

(f) Data Protection Waiver. The Employee understands and consents to the Company or its agents or independent contractors appointed to administer the Plan obtaining certain of the Employee’s personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of the Employee’s employment and/or residence. Information relating to the Employee’s participation under the Plan may constitute personal data that is subject to the Company’s policies on protection and use of personal data.

(g) Clawback. This option and any resulting payment or delivery of shares of the Company’s Common Stock is subject to set-off, recoupment, or other recovery or “claw back” as required by applicable law or by a Company policy on the claw back of compensation, as amended from time to time.

IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.

EMPLOYEE	SEACHANGE INTERNATIONAL, INC.

By:
Signature of Employee		Michael Prinn,
Senior Vice President, Chief Financial Officer & Treasurer

Name

Street Address

City State Zip Code

SEACHANGE INTERNATIONAL, INC.

Non-Qualified Stock Option Agreement

for Directors, Employees and Contractors

SeaChange International, Inc., a Delaware corporation (the “Company”), hereby grants as of <date> (the “Grant Date”) to <name> (the “Grantee”), an option to purchase a maximum of <#> shares (the “Option Shares”) of its Common Stock, $.01 par value (“Common Stock”), at the price of $x.xx per share, on the following terms and conditions:

1. Grant Under the 2021 Compensation and Incentive Plan. This option is granted pursuant to and is governed by the Company’s 2021 Compensation and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2. Grant as Non-Qualified Stock Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Grantee by the Company or any Subsidiary (as defined in the Plan), but a duplicate original of this instrument shall not affect the grant of another option.

3. Vesting of Option if Employment Continues. For the purpose of determining the vesting of the option granted hereunder, the vesting criteria are as indicated below. If the Grantee has continued to be employed or engaged, as applicable, by the Company or any Subsidiary, the Grantee may exercise any option after it has vested pursuant to the terms of this Agreement. <TBD>

Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Compensation Committee (the “Committee”) may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and, while the Grantee continues to be employed or engaged, as applicable, by the Company or any Subsidiary, this option may be exercised on or before the date which is 10 years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Grantee ceases to be employed or engaged, as applicable, by the Company or any Subsidiary.

4. Termination of Employment.

(a) Termination Other Than for Cause. If the Grantee ceases to be employed or engaged, as applicable, by the Company or any Subsidiary, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of three months from the Grantee’s last day of employment or providing services, as applicable, but in no event later than the scheduled expiration date. In such a case, the Grantee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

(b) Termination for Cause. If the employment or the engagement, as applicable, of the Grantee is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Grantee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

(c) Definition of Cause. “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Grantee, after notice thereof, to render services to the Company or Subsidiary in accordance with the terms or requirements of his or her employment or engagement, as applicable; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or Subsidiary which results in direct or indirect loss, damage or injury to the Company or Subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Subsidiary; or (vi) the commission of an act which constitutes unfair competition with the Company or Subsidiary or which induces any customer or supplier to breach a contract with the Company or Subsidiary.

5. Death; Disability.

(a) Death. If the Grantee dies while in the employ of or engaged by the Company or any Subsidiary, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Grantee’s estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date.

(b) Disability. If the Grantee ceases to be employed by or engaged by the Company or any Subsidiary by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time within 180 days after such termination, but not later than the scheduled expiration date.

(c) Effect of Termination. At the expiration of the 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 3(d) of the Plan, to permit the Grantee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Grantee in accordance with the terms hereof.

7. Payment of Price.

(a) Manner of Payment. The option price shall be paid in the following manner:

(i)	by either cash, check or fund transfer from the Grantee’s account maintained with a Company-designated third party commercial provider (the “Third Party Commercial Provider”);

(ii)	subject to paragraph 7(b) below, by delivery of shares of the Company’s Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

(iii)

by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

(iv)	by any combination of the foregoing.

(b) Limitations on Payment by Delivery of Common Stock: If the Grantee delivers Common Stock held by the Grantee (“Old Stock”) to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Grantee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Grantee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised (i) by written notice to the Company at its principal executive office, (ii) by written notice to such transfer agent as the Company shall designate or (iii) by notification of the Third Party Commercial Provider in accordance with the procedures approved by the Company and of which the Grantee shall have ongoing access by means of accessing the Grantee’s account maintained with the Third Party Commercial Provider. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed (either in writing or by electronic transmission) by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Grantee and if the Grantee shall so request in the notice exercising this option, such certificate or certificates shall be registered in the name of the Grantee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Grantee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Grantee’s lifetime only the Grantee can exercise this option.

10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Grantee to exercise it.

11. No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Subsidiary to continue the Grantee in employment or the engagement to provide services, as applicable.

12. No Rights as Stockholder until Exercise. The Grantee shall have no rights as a stockholder with respect to the Option Shares until such time as the Grantee has exercised this option in accordance with Section 8. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

13. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

14. Withholding Taxes. If the Company or any Subsidiary in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Grantee hereby agrees that the Company or any Subsidiary may withhold from the Grantee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Subsidiary, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Grantee on exercise of this option. The Grantee further agrees that, if the Company or any Subsidiary does not withhold an amount from the Grantee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Subsidiary, the Grantee will make reimbursement on demand, in cash, for the amount underwithheld.

15. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

16. Provision of Documentation to Grantee. By signing this Agreement (either in writing or by electronic transmission) the Grantee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

17. Miscellaneous.

(a) Notices. Except as explicitly provided for herein or in the Plan, all notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

(b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties (either in writing or by electronic transmission).

(c) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

(e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

(f) Data Protection Waiver. The Grantee understands and consents to the Company or its agents or independent contractors appointed to administer the Plan obtaining certain of the Grantee’s personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of the Grantee’s employment or engagement, as applicable, and/or residence. Information relating to the Grantee’s participation under the Plan may constitute personal data that is subject to the Company’s policies on protection and use of personal data.

(g) Clawback. This option and any resulting payment or delivery of shares of the Company’s Common Stock is subject to set-off, recoupment, or other recovery or “claw back” as required by applicable law or by a Company policy on the claw back of compensation, as amended from time to time.

IN WITNESS WHEREOF, the Company and the Grantee have caused this instrument to be executed as of the date first above written.

Grantee	SEACHANGE INTERNATIONAL, INC.

By:
Signature of Grantee		Michael Prinn,
Senior Vice President, Chief Financial Officer & Treasurer

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